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                                                                     EXHIBIT 12a

                     UNITED RENTALS (NORTH AMERICA), INC.

        STATEMENT OF COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                     Year Ended December 31
                                     ------------------------------------------------------------
                                     1994          1995          1996         1997          1998
                                     ----          ----          ----         ----          ----
                                                     (dollars in thousands)
Earnings:
  Income before
   provision for income
   taxes and extraordinary
   items....................         $26,025       $33,781       $38,146       $34,917      $ 86,906
  Interest expense..........           6,245         7,490        11,278        11,847        64,157
  Amortization of debt
   issuance costs...........                            27            78           124         1,423
  Interest portion of
   rent expense (1).........           1,239         1,358         1,514         2,305         6,834
                                     -------       -------       -------       -------      --------

     Earnings as
     adjusted...............         $33,509       $42,656       $51,016       $49,193      $159,320
                                     =======       =======       =======       =======      ========
Fixed charges:
  Interest expense..........         $ 6,245       $ 7,490       $11,278       $11,847      $ 64,157
  Amortization of debt
   issuance costs...........                            27            78           124         1,423
  Interest portion of
   rent expense (1).........           1,239         1,358         1,514         2,305         6,834
                                     -------       -------       -------       -------       -------
    Fixed charges...........         $ 7,484       $ 8,875       $12,870       $14,276      $ 72,414
                                     =======       =======       =======       =======      ========
Ratio of earnings to
 fixed charges..............            4.5x          4.8x          4.0x          3.4x          2.2x

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(1)  The interest portion of rent expense is estimated to be one-third of rent expense.